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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          BIRMINGHAM STEEL CORPORATION
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                (Name of Registrant as Specified In Its Charter)

                      THE UNITED COMPANY SHAREHOLDER GROUP
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

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
                                 PRESS RELEASE

     The group of shareholders seeking to replace the current Board and management of Birmingham Steel Corporation ("BIR") lead by The United Company, John Correnti and Jim Todd (the "United Group") will, effective October 13, 1999, begin its Consent Action Campaign to immediately replace the Board of Directors of BIR by soliciting signed proxy cards from shareholders of record as of October 7, 1999. A Consent Action empowers shareholders to replace a company's Board of Directors when properly executed proxy cards representing over 50% of the total outstanding shares have been received. The United Group believes the current directors and management must be replaced immediately due to a lack of managerial leadership and BIR's worsening financial condition.

     If the effort to remove the Board by Consent Action is not successful, the shareholders must rely on replacing the Board at the currently scheduled December 2, 1999 annual meeting. The United Group has no confidence that the scheduled meeting will be held as scheduled. BIR may seek to further delay a shareholder vote. By the time the meeting is held, the business of BIR may be hard to salvage.

     In order to run the business form July 1, 1999 to September 28, 1999 (the first quarter of fiscal year 2000), BIR used all the operating cash flow from its profitable rebar and merchant bar business and borrowed an additional $30 million from its $234 million credit facility. Borrowings, under the revolver, accelerated alarmingly at the end of the quarter. BIR reported that the amount owed under the revolver as of 6/30/99 was $186 million; the amount as of 9/15/99 was $205 million; and the amount as of 9/28/99 was $216 million. Borrowing at the end of September (14 days, 9/15-9/28) was at the rate of $22 million per month. By September 28, 1999, there was only $19 million remaining available under the revolver.

     In contrast to this stark financial condition, BIR will issue in a few days a financial report showing profits in its first quarter of fiscal year 2000. The first quarter financial report may be confusing because due to write offs taken in connection with the previously announced restructuring, the losses from the SBQ business that are draining the Company's cash will not be in the earnings report.

     The lenders and BIR's directors and management, however, are well aware of the rapidly deteriorating financial condition. BIR reported in its September 29, 1999 8-K SEC filing that BIR, and its lenders amended the credit agreement on July 27, 1999 (Amendment 3) and September 28, 1999 (Amendment 4).

     In Amendment 3, BIR acknowledged to its lenders that BIR "may not be able to make certain certifications regarding the Borrower's compliance with Section 9.1(b) of the Credit Agreement with respect to the Four-Quarter Period ended June 30, 1999". The lenders agreed to suspend the section of the credit agreement that deals with default provisions until September 28, 1999. Further, the lenders under the terms of the Amendment reduced the line of credit available under the revolver to $235,000,000 through 9/28/99, increased the lending costs by 180 basis points (1.8%), and changed from quarterly debt payments to monthly loan payments.

     BIR, in Amendment 4 acknowledged default with respect to debt covenants including: interest coverage ratio; minimum net worth; and failure to deliver the audited financial report by September 30, 1999. The lenders agreed to "forbear from exercising their rights and remedies" under the default provisions of the credit agreement until "the first to occur of the following:

     (a)  December 28, 1999, and

     (b) the Borrower shall fail to deliver to the lenders ... no later than 5:00 p.m. October 13, 1999 the ... financial statements ... for the Borrower's fiscal year ended June 30, 1999 ... accompanied by an unqualified report of the Borrower's current independent certified public accountants, containing no explanatory paragraphs regarding the Borrower's ... status as a going concern."

     Under Amendment 4 BIR is required to provide the lenders with a weekly cash budget. It is apparent that until the debt is paid the lenders will control the cash disbursements of BIR.

     If the Company does secure an unqualified report by 5:00 p.m. today from its auditors in the form requested by the lenders, then the Company must rely on the $235 million revolver to run its business until December 28, 1999 ($19 million available as of September 28, 1999).

     If BIR does not receive the specified audit report by 5:00 p.m. today, the 4th Amendment forbearance may be canceled. BIR in its September 29, 1999 press release that was filed with the September 28, 1999 SEC 8-K filing indicated that in the event of failure to receive a satisfactory credit report by 5:00 p.m. today, this condition can be waived by a majority of the lenders under the revolver facility.

     The United Group is concerned that BIR's audit report, because of BIR's deteriorated financial condition, will not meet the conditions imposed by the lenders. The United Group is not comforted by BIR's explanation that this additional default "can be waived by a majority of the lenders." The terms for the waiver that will be extracted by the lenders may force BIR to seek funds from high-yield sources or agree to pay the lenders high-yield rates.

     The United Group believes that if it can acquire control of the BIR board promptly, the new board and management may be able to renegotiate the Company's debt as a part of the current debt negotiations with BIR's lenders and avoid a second renegotiation that would be required if the proxy contest results in a change of control that constitutes a default under BIR's debt.

     As of September 28, 1999 the senior debt and financial obligations of BIR include:

               Long Term Debt                     *$334.9 Million
               Revolver Debt                      *$216.0 Million
               Memphis Equipment Lease             $ 75.0 Million
               Cartersville Tax Lease              $ 9.66 Million
               Cartersville Rolling Mill Lease     $ 67.0 Million
                                                  ---------------
                                                   $702.0 Million

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*in default - subject to forbearance from the lenders



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